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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is dated as of December 31, 1999 (this "Agreement"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and Robert D. Briskman (the "Executive").

      In consideration of the mutual covenants and conditions set forth herein, the Company and the Executive agree as follows:

      1. Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts employment with the Company.

      2. Duties and Reporting Relationship. (a) The Executive shall be employed in the capacity of Executive Vice President, Engineering, of the Company. During the Term (as defined below), the Executive shall, on a full-time basis, use his skills and render services to the best of his ability in supervising the engineering and technology development affairs of the Company and shall, in addition, perform such other activities and duties consistent with his position as the Chairman and Chief Executive of the Company shall, from time to time, reasonably specify and direct. It is acknowledged that the Executive has made, and may continue to make, passive investments which will require a portion of his time and attention but Executive agrees that such investments will not interfere with his full-time commitment to the Company. The Executive shall not be required by this Agreement to perform duties for any entity other than the Company and its subsidiaries.

      (b) The Executive shall perform his duties and conduct his business primarily at the principal offices of the Company in New York, New York, and nothing in this Agreement shall cause the Executive to perform his duties outside New York City, except for required travel on the Company's business consistent with the Executive's position, duties and responsibilities.

      (c) The Executive shall report to the Chairman and Chief Executive of the Company.

      (d) Upon termination of this Agreement, the Company shall enter into a consulting agreement with the Executive for a term of three years (the "Consulting Agreement"). The Consulting Agreement shall be in form and substance acceptable to the Executive and the Company and shall provide, among other things, that (i) the Company will pay the Executive a consulting fee of $15,000 per month; (ii) the Executive shall be available to consult with the Company at such times and places as the Company shall reasonably request for not less than 100 days per year; and (iii) the Executive shall be provided an office and secretarial assistance at the headquarters of the Company.

      3. Term. The term of this Agreement shall commence and be effective on and from December 31, 1999 and end on February 28, 2001, unless terminated earlier pursuant to the provisions of Section 6 (the "Term").

      4. Annual Base Salary. (a) During the Term, the Executive shall be paid an annual base salary of US$310,000, subject to any increases that the Chief Executive of the Company






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shall approve. All amounts paid to the Executive under this Agreement shall be in U.S. dollars. The Executive's base salary shall be paid at least monthly and, at the option of the Company, may be paid more frequently. In the event the Executive's employment is terminated during the Term, the Executive's base salary shall be prorated for such partial year.

      (b) All compensation paid to the Executive hereunder shall be subject to any payroll and withholding deductions required by any applicable law, including, without limitation, federal and state income tax withholding, federal unemployment tax and social security (FICA).

      5. Additional Compensation, Expenses and Benefits. (a) During the Term, the Company shall promptly reimburse the Executive for all reasonable and necessary business expenses incurred or advanced by him in carrying out his duties under this Agreement. The Executive shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company from time to time.

      (b) During the Term, the Executive shall be entitled to participate fully in any bonus grants, benefit plans, programs, policies and fringe benefits which may be made available to the officers of the Company generally, including, without limitation, medical, dental and life insurance; provided that the Executive shall participate in any bonus, stock option or stock purchase or compensation plan currently in effect or subsequently established by the Company to the extent, and only to the extent, authorized by the plan document or by the Board of Directors or the compensation committee thereof. With respect to any annual bonus program which may be in effect from time to time, the Company agrees that the Executive shall be entitled to annual bonuses, if any, on the same basis as other senior officers of the Company; provided that the foregoing shall not be interpreted or construed as entitling the Executive to any annual bonus.

      (c) The Company agrees that upon expiration or termination of this Agreement, it shall provide the Executive and his spouse medical coverage for the rest of their lives. Such medical coverage will be on the same terms and conditions (including, without limitation, co-payments and deductibles) as the Executive is receiving medical coverage on the date of the termination or expiration of this Agreement.

      6. Termination. (a) Termination for Cause. At any time during the Term, the Company has the right and may elect to terminate this Agreement for Cause. For purposes of this Agreement, "Cause" shall be limited to (i) any action by the Executive involving willful malfeasance having a substantial adverse effect on the business or prospects of the Company, (ii) the Executive being convicted of a felony, and (iii) a repeated and willful failure of the Executive to perform the material duties of his office, which failure is not cured by the Executive within thirty days after notice by the Company to the Executive that it intends to terminate the Executive for such failure. Termination of the Executive for Cause pursuant to this Section 6(a) shall be communicated by a Notice of Termination. For purposes of this Agreement, a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution or resolutions duly adopted by the affirmative vote of not less than a majority of the directors present and voting at a meeting of the Company's Board of Directors called and held for that purpose after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote, finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth in the second sentence of this Section 6(a) and specifying the particulars thereof in detail (the date of such termination by the Board is referred hereinafter as the "Termination Date").






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For purposes of this Agreement, no such purported termination of the Executive's employment shall be effective without such Notice of Termination.

      (b) Death or Disability. (i) This Agreement and the Executive's employment hereunder shall terminate upon the death of the Executive. The date of the Executive's death is referred to in this Agreement as the "Termination Date."

      (ii) If the Executive is unable to perform the duties and functions of his position because of a disability, which is reasonably expected to be permanent, for an uninterrupted period of one hundred eighty days from the date on which the Executive was first unable to perform his duties, and the Company, in its reasonable judgment, determines that the exigencies created by the Executive's disability are such that termination is warranted, the Company shall have the right and may elect to terminate the services of the Executive by a Notice of Disability Termination. For purposes of this Agreement, a "Notice of Disability Termination" shall mean a written notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 6(b)(ii). For purposes of this Agreement, no such purported termination by the Company shall be effective without such Notice of Disability Termination. The day after such written notice has been received by the Executive is referred to in this Agreement as the "Termination Date."

      (c) Voluntary Resignation. Should the Executive wish to resign from his position with the Company for other than Good Reason (as defined below) during the Term, the Executive shall give fourteen days prior written notice to the Company, setting forth the reasons and specifying the date as of which his resignation is to become effective. The date specified in such written notice is referred to in this Agreement as the "Termination Date." Failure to provide such notice shall entitle the Company to fix the Termination Date as of the last business day on which the Executive reported for work at his principal place of employment with the Company.

      (d) Without Cause. The Company shall have the absolute right to terminate the Executive's employment without Cause at any time. If the Company elects to terminate the Executive without Cause, the Company shall give seven days written notice to the Executive. The date that is seven days after such notice is received by the Executive is referred to in this Agreement as the "Termination Date."

      (e) For Good Reason. Should the Executive wish to resign from his position with the Company for Good Reason during the Term, the Executive shall give seven days prior written notice to the Company, setting forth the reasons and specifying the date as of which his resignation is to become effective. The date specified in such written notice is referred to in this Agreement as the "Termination Date." Failure to provide such notice shall entitle the Company to fix the Termination Date as of the last business day on which the Executive reported for work at his principal place of employment with the Company.

      For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following (without the Executive's express prior written consent):

            (i) the assignment to the Executive by the Company of duties materially inconsistent with the Executive's positions, duties, responsibilities, titles or offices at the commencement of the Term, any reduction in his duties or responsibilities or any






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      removal of the Executive from or any failure to re-elect the Executive to any of such positions (except in connection with the termination of the Executive's employment for Cause, disability or as a result of the Executive's death or by the Executive other than for Good Reason), which is not cured within thirty days following notice to the Company; or

            (ii) any reduction in the Executive's annual base salary from the previous year or any failure of the Company to comply with the terms of
      Section 5(b) as it relates to annual bonuses, which is not cured within thirty days following notice to the Company; or

            (iii) a relocation of the Company's executive offices to a location outside of the New York City; or

            (iv) any breach by the Company of any material provision of this Agreement which breach is not cured within thirty days following notice to the Executive of such breach.

      (f) Compensation and Benefits Upon Termination. If the employment of the Executive is terminated for any reason, except by the Company for Cause, then the Executive shall be entitled to receive, and the Company shall pay to the Executive, without setoff, counterclaim or other withholding except as set forth in Section 4(b), an amount (in addition to any salary, benefits or other sums due the Executive through the Termination Date) equal to 50% of the sum of (1) the Executive's annualized base salary then in effect, and (2) the highest annual bonus, if any, previously paid to the Executive in the preceding two years. Any amount becoming payable under this Section 6(f) shall be paid in immediately available funds within five business days following the Termination Date.

      7. Change of Control Matters. (a) If the Executive is, in the opinion of a nationally recognized accounting firm selected by the Executive, expected to pay (determined on the basis of a more likely than not standard) an excise tax on "excess parachute payments" (as defined in Section 280G(b) of the Internal Revenue Code of 1986, as amended (the "Code")) under Section 4999 of the Code as a result of an acceleration of the vesting of options, or for any other reason, the Company shall have an absolute and unconditional obligation to pay the Executive in accordance with the terms of this Section the expected amount of such taxes. In addition, the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as are necessary to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code; provided that the Company shall in no event pay the Executive any amounts with respect to any penalties or interest due under any provision of the Code. The determination of the exact amount, if any, of any expected "excess parachute payments" and any expected tax liability under Section 4999 of the Code shall be made by a nationally-recognized independent accounting firm selected by the Executive. The fees and expenses of such accounting firm shall be paid by the Company in advance. The determination of such accounting firm shall be final and binding on the parties. The Company irrevocably agrees to pay to the Executive any amounts to be paid under this Section 7 within two days after receipt by the Company of written notice from the accounting firm which sets forth such accounting firm's determination. In no event will the Executive be required to refund to the Company any amounts payable pursuant to this Section 7. In addition, in the event that such payments are not sufficient to pay all excise taxes on "excess parachute payments"






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under Section 4999 of the Code as a result of an acceleration of the vesting of options or for any other reason and to place the Executive in the exact same financial position that he would have been in if he had not incurred any expected tax liability under Section 4999 of the Code, then the Company shall have an absolute and unconditional obligation to pay the Executive such additional amounts as may be necessary to pay such excise taxes and place the Executive in the exact same financial position that he would have been had he not incurred any tax liability as a result of a change in control under the Code.

      (b) The provisions of this Section 7 shall survive any termination of this Agreement.

      8. Nondisclosure of Confidential Information. The Executive acknowledges that in the course of his employment he will occupy a position of trust and confidence. The Executive shall not, except as may be required to perform his duties or as required by applicable law, disclose to others or use, whether directly or indirectly, any Confidential Information. "Confidential Information" shall mean information about the Company and its proposed business and operations that is not disclosed by the Company for financial reporting purposes and that was learned by the Executive in the course of his employment by the Company, including, without limitation, any proprietary knowledge, patents, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information. The Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon as possible thereafter, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive in the course of his employment by the Company.

      9. Covenant Not to Compete. For two (2) years following the end of the Term or, in the event the Executive has been terminated without Cause or has resigned for Good Reason, for one year following such termination without Cause or resignation for Good Reason (the "Restricted Period"), the Executive will not, directly or indirectly, enter into the employment of, render services to or acquire any interest whatsoever in (whether for his own account as an individual proprietor, or as a partner, associate, stockholder, officer, director, consultant, trustee or otherwise), or otherwise assist, any person or entity engaged in any operations in North America involving the transmission of radio entertainment programming in competition with the Company or that competes, or is likely to compete, with any other aspect of the business of the Company as conducted at the end of the Term; provided, that nothing in this Agreement shall prevent the purchase or ownership by the Executive by way of investment of up to five percent of the shares or equity interest of any public corporation or other entity. Without limiting the generality of the foregoing, the Executive agrees that during the Restricted Period, the Executive will not call on or otherwise solicit business or assist others to solicit business from any of the customers or potential customers of the Company as to any product or service that competes with any product or service provided or marketed by or actually under development by the Company at the end of the Term. The Executive agrees that during the Restricted Period he will not solicit or assist others to solicit the employment of or hire any employee of the Company without the prior written consent of the Company.

      10. Remedies. The Executive agrees that damages for breach of any of his covenants under Sections 8 and 9 above will be difficult to determine and inadequate to remedy the harm






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which may be caused thereby, and therefore consents that these covenants may be enforced by temporary or permanent injunction without the necessity of bond. Such injunctive relief shall be in addition to and not in place of any other remedies available at law or equity. The Executive believes, as of the date of this Agreement, that the provisions of this Agreement are reasonable and that the Executive is capable of gainful employment without breaching this Agreement. However, should any court or tribunal decline to enforce any provision of
Section 8 or 9 of this Agreement, this Agreement shall, to the extent applicable in the circumstances before such court or tribunal, be deemed to be modified to restrict the Executive's competition with the Company to the maximum extent of time, scope and geography which the court or tribunal shall find enforceable, and such provisions shall be so enforced. The losing party shall reimburse the prevailing party for any costs and attorneys fees incurred in connection with any action to enforce the covenants under Section 8 of this Agreement. The Company and the Executive shall have available to them all remedies at law and in equity for the enforcement of this Agreement, which remedies (including but not limited to termination of this Agreement as provided herein) shall be cumulative.

      11. Indemnification. The Company shall indemnify the Executive to the full extent provided in the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and the law of the State of Delaware in connection with his activities as an officer of the Company. The obligations of the Company contained in this Section shall survive any termination or expiration of this Agreement.

      12. Entire Agreement. The provisions contained herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and communications between the parties, oral or written, with respect to such subject matter.

      13. Modification. Any waiver, alteration, amendment or modification of any provisions of this Agreement shall not be valid unless in writing and signed by both the Executive and the Company.

      14. Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

      15. Assignment. The Executive may not assign any of his rights or delegate any of his duties hereunder without the written consent of the Company. The Company may not assign any of its rights or delegate any of its obligations hereunder.

      16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the successors in interest of the Executive and the Company.

      17. Notice. All notices and other communications required or permitted hereunder shall be made in writing and shall be deemed effective when initially transmitted by courier or facsimile transmission and five (5) days after mailing by registered or certified mail:

                  if to the Company:

                  Sirius Satellite Radio Inc.
                  1221 Avenue of the Americas






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                  36th Floor
                  New York, New York 10020
                  Attention:  General Counsel
                  Telecopier: (212) 584-5353

                  if to the Executive:

                  Robert D. Briskman
                  61 Valerian Court
                  North Bethesda, Maryland 20852

or to such other person or address as either of the parties shall furnish in writing to the other party from time to time.

      18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.

      19. Attorneys' Fees. In the event of arbitration or litigation arising out of or in connection with this Agreement, the Executive shall be entitled to recover from the Company all of his attorneys' fees and other expenses incurred in connection with such arbitration or litigation so long as the Executive has prevailed with respect to at least one issue in such arbitration or litigation.

      20. Non-Mitigation. After the termination of his employment hereunder, the Executive shall not be required to mitigate damages or the amount of any benefit or payment provided under this Agreement by seeking other employment or otherwise; nor shall the amount of any benefit or payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer.

      21. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        SIRIUS SATELLITE RADIO INC.


                                        By: /s/ Patrick L. Donnelly
                                            ------------------------------------
                                                Patrick L. Donnelly
                                                Senior Vice President,
                                                General Counsel and Secretary


                                            /s/ Robert D. Briskman
                                        ----------------------------------------
                                                Robert D. Briskman